EXHIBIT 99.1

                      [SIGNATURE EYEWEAR, INC. LETTERHEAD]

Contact:    Michael Prince
            Chief Financial Officer
            (310) 330-2700

            Judie Framan, Framan Associates
            (505) 897-8505

            Robert M. Whetstone
            Pondel/Wilkinson Group
            (310) 207-9300

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

             SIGNATURE EYEWEAR TO ACQUIRE CALIFORNIA DESIGN STUDIOS;
                NEW OPTICAL LINES TO BROADEN PRODUCT PORTFOLIOS

      Inglewood, CA - June 11, 1999 - Signature Eyewear (Nasdaq NM: SEYE) today announced it has entered into an agreement to acquire the assets of California Design Studios, a leading designer and marketer of prescription eyeglass frames and ready-to-wear sunglasses. The transaction is scheduled to close no later than June 24, 1999.
      California Design Studios' optical frame lines include DAKOTA SMITH, NICOLE MILLER, and NUKES, with retail price points ranging from $80.00 to $150.00. Founded in 1992, California Design Studios is a privately owned company based in Westlake Village, California with 57 domestic employees. The company posted annual revenues for the fiscal year ended April 30, 1999 of $8.6 million and total assets of approximately $4.6 million.
      The total consideration for the purchase will be approximately $9.0 million, consisting of $1.1 million in cash, a promissory note and other deferred payments amounting to $1.75 million, and the assumption of approximately $6.15 million of the acquired company's liabilities, which consist of obligations to its principal frame supplier and other trade payables. The frame supplier has agreed to accept a payment plan in the amount of $4.6 million over 36 months. The company anticipates recording approximately $4.5 million in goodwill in connection with the transaction.
      In addition, Signature Eyewear will enter into a consulting agreement with Carlos Khantzis, the founder of California Design Studios who has a worldwide reputation as a designer of eyeglass frames and sunwear.
      Julie Heldman, President of Signature Eyewear, said, "We believe that the acquisition of California Design Studios, along with our new licenses for Coach Eyewear and Eddie Bauer Performance Sunwear, will make Signature Eyewear one of the fastest growing optical companies in the United States.

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      "The California Design Studios lines will complement our existing portfolio of brand names, as they have unique niches, and their target price points differ from our current lines," Heldman said.
      Eyeglass frames in the NICOLE MILLER collection, influenced by this leading New York designer's clothing and accessories lines, are vibrantly colored to target the fashion-conscious woman. DAKOTA SMITH, the well-known proprietary optical brand, offers cutting-edge unisex designs. And the NUKES sunwear collection consists exclusively of high-styled ready-to-wear sunwear. All of the California Design Studio collections are supported by eye-catching point-of purchase displays.
      The NICOLE MILLER and DAKOTA SMITH lines are currently sold in over 30 countries worldwide. "The assets of California Design Studios," Heldman said, "include international sales offices in Liege, Belgium and Toronto, Canada. We believe that this infrastructure will provide a strong base from which to expand international sales of all our other brands.
      "Recently, we have been preparing for growth by investing in new management and new internal business systems, including a state-of-the-art computer system," Heldman said. "Over the next three quarters, the acquisition is expected to be slightly dilutive to earnings as we work to integrate our operations and achieve certain economies of scale. However, we do anticipate that the acquisition will be accretive for the balance of fiscal 2000."
      Signature Eyewear is a leading designer and marketer of prescription eyeglass frames under internationally recognized brand names such as: Laura Ashley Eyewear, the premier feminine collection; Eddie Bauer Eyewear, the casual lifestyle collection for men and women; and Hart Schaffner & Marx, the distinctively masculine collection. In the spring of 2000, the company expects to release COACH Eyewear, a refined collection for the discerning consumer, and Eddie Bauer Performance Sunwear featuring patented Oakley performance lenses. The company further distinguishes itself through innovative sales and merchandising programs that are unique to the optical industry. Signature Eyewear's products are distributed in the U.S. and internationally to opticians, optometrists and ophthalmologists and sold directly to major national retail chains. For more information about Signature Eyewear, visit the company's Web site at WWW.SIGNATUREEYEWEAR.COM.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S ABILITY TO MAINTAIN ITS CURRENT LEVEL OF FINANCIAL PERFORMANCE, SUCCESSFULLY INTEGRATE CALIFORNIA DESIGN STUDIOS INTO THE COMPANY'S OPERATIONS, EXPAND ITS EYEWEAR BUSINESS AND LAUNCH COACH EYEWEAR AND EDDIE BAUER PERFORMANCE SUNWEAR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE DISCUSSED IN THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K AND OTHER PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


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